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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549





                                    FORM 8-K

                                 CURRENT REPORT




                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                          Date of Report April 4, 2001
                                         -------------
                        (Date of earliest event reported)


                               VISTEON CORPORATION
                              --------------------
             (Exact name of registrant as specified in its charter)



              Delaware                                     1-15827                         38-3519512
              --------                                     -------                         ----------
(State or other jurisdiction of incorporation)     (Commission File Number)      (IRS Employer Identification No.)


 5500 Auto Club Drive, Dearborn, Michigan                                                     48126
------------------------------------------                                                    -----
(Address of principal executive offices)                                                    (Zip Code)



        Registrant's telephone number, including area code (800)-VISTEON
                                                           -------------




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                                      -2-

ITEM 5.   OTHER EVENTS.

         On April 4, 2001, a press release concerning the Company's restructuring activities was issued. The press release, filed as Exhibit 99.1 to this Current Report on Form 8-K, is incorporated herein by this reference.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


Exhibit No.                Description
99.1                       Press release dated April 4, 2001

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                                      -3-

SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          VISTEON CORPORATION




Date:  April 4, 2001                      By:    /s/Stacy L. Fox
                                              ----------------------------------
                                                 Stacy L. Fox
                                                 Senior Vice President,
                                                 General Counsel and Secretary


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                                      -4-





                                  EXHIBIT INDEX


Exhibit No.             Description                             Page

Exhibit 99.1            Press Release dated
                        April 4, 2001













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                                                                    EXHIBIT 99.1

                              [VISTEON LETTERHEAD]


NEWS RELEASE

FOR IMMEDIATE RELEASE

VISTEON CORPORATION COMPLETES ITS CUSTOMER-FOCUSED CORPORATE STRUCTURE

DEARBORN, Mich., April 4, 2001 -- Visteon Corp. (NYSE: VC) today implemented actions to streamline its organization and strengthen the company for growth, as announced previously.

Visteon's new corporate structure is focused on customer teams. These teams have been formed in two regions - North America/Asia and Europe/South America - and will be located close to their customers. They are responsible for their customers' marketing, sales and program management. Support functions will be centralized, including manufacturing, product development, materials management, information technology, and staff functions.

The new structure will have both customer and financial benefits. On the customer side, the new structure will provide a central point of contact that should quicken response and decision time. "This should improve our ability to win and retain new business," said Michael Johnston, Visteon's President and Chief Operating Officer.

As part of the new structure, organizational layers have been removed and staff functions streamlined. About 950 U.S. staff jobs, representing about 12 percent of Visteon's U.S. salaried workforce, have been eliminated - effective immediately. "While we will lose some talented employees," said Peter J. Pestillo, Visteon's Chairman and Chief Executive Officer, "we believe this is the right path to support the future success of Visteon and its people. We will offer financial assistance, counseling and job search assistance. Additionally, those people eligible for early retirement will receive those benefits."


                                                                              1.
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NEWS RELEASE


Today's action builds on initiatives taken in December to cut overtime, travel and discretionary spending, and freeze hiring. "Those actions already are having an impact on the bottom line," said Johnston, "and are contributing to our on-going cost reduction efforts." Also on-going are strategic initiatives to improve the quality of our product portfolio and manufacturing initiatives to improve quality and institute lean processes.

The next step will be to complete the review of operations outside the U.S., as well as plant structure within the U.S. The company expects structuring actions for these remaining activities to be largely complete by the end of the second quarter 2001. Combined with the actions implemented today, about 1,800 worldwide jobs will be eliminated.

"The actions we're announcing today, and the additional actions underway that will be completed later in the quarter, will result in a one-time charge estimated at $135 million after taxes," said Dan Coulson, Visteon's Executive Vice President and Chief Financial Officer. "This charge will be reflected in our second quarter results and these costs will be recovered in a little more than a year. Based on the progress that has been made, we're expecting first quarter earnings to be in the $20 - $30 million range, in line with our earlier guidance."

Members of management will be available to answer questions on these initiatives during Visteon's first quarter financial results conference call, which is scheduled for 10 a.m. (EST), April 20, 2001.

Visteon Corporation is a leading full-service supplier that delivers consumer-driven technology solutions to automotive manufacturers worldwide and through multiple channels within the global automotive aftermarket. Visteon has 82,000 employees and a global delivery system of more than 130 technical, manufacturing, sales, and service facilities located in 23 countries.

This press release contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995. Words such as "estimated" and "potentially" signify forward-looking statements. Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties, some of which are and will be identified as "Risk Factors" in Visteon's SEC filings. See "Risk Factors" section of Visteon's prospectus dated June 13, 2000 as filed with the SEC on June 14, 2000. Should any risks and uncertainties develop into actual events, these developments could have material adverse effects on Visteon's business, financial condition and results of operations.

                                       ###
      Visteon news releases, photographs and product specification details are available at www.visteon.com

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